Exhibit 1.1

FLOWERS FOODS, INC.

$400,000,000

3.500% Senior Notes due 2026

UNDERWRITING AGREEMENT

September 23, 2016

Deutsche Bank Securities Inc.

Wells Fargo Securities, LLC

RBC Capital Markets, LLC

SunTrust Robinson Humphrey, Inc.

As Representatives of the

Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vessey Street, 8th Floor

New York, New York 10281

c/o SunTrust Robinson Humphrey, Inc.

3333 Peachtree Street NE

Atlanta, Georgia 30326

Ladies and Gentlemen:

Flowers Foods, Inc., a Georgia corporation (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named in Schedule I hereto, for whom you are acting as representatives (the “Representatives”), $400,000,000 aggregate principal amount of its 3.500% Senior Notes due 2026 (the “Notes”). The respective principal amounts of the Notes to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Notes are to be issued under an indenture, dated as of April 3, 2012 (together with the officer’s certificate establishing the terms of the Notes, the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the principal amount of Notes set forth opposite their respective names in Schedule I.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a) An “automatic shelf registration statement”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-194398), in respect of the Notes, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The Company and the transactions contemplated by this Agreement meet the requirements of, and comply with the conditions for the use of, an automatic shelf registration statement on Form S-3 under the Act and the Notes remain eligible for registration on such automatic shelf registration statement. Such registration statement, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act, is herein referred to as the “Registration Statement” and became effective under the Act upon filing with the Commission. No post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. As used herein, the term “Prospectus” means the Base Prospectus and the final prospectus supplement relating to the Notes in the form first used to confirm sales of the Notes and filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 4(a) hereof. The Base Prospectus, as supplemented by each preliminary prospectus supplement relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Act is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and prior to the completion of the public offer and sale of the Notes by the Underwriters.

(b) As of the Applicable Time (as defined below) and as of the Closing Date, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), nor (iii) any marketing materials relating to the offering of the Notes, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or the Marketing Materials, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood that the only such information is that described in Section 12.

As used in this Agreement:

“Applicable Time” means 2:10 PM (New York time) on the date of this Agreement.

“Statutory Prospectus” means the Base Prospectus and the preliminary prospectus supplement relating to the Notes immediately prior to the Applicable Time, including any document incorporated by reference therein at such time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Notes, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Georgia, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Company’s subsidiaries that qualifies as a “significant subsidiary” under Section 1-02(w) of Regulation S-X (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with requisite power and authority to own and lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each of the Significant Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined herein). The outstanding equity interests of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Significant Subsidiary free and clear of all liens, encumbrances and equities and claims and were not issued in violation of the preemptive or other similar rights of any security holder of the particular Significant Subsidiary or any other entity. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into equity interests of the Significant Subsidiaries are outstanding.

(d) The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Statutory Prospectus included in the General Disclosure Package and the Prospectus under the caption “Capitalization”. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company or any other entity.

(e) Except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to it, or to permit it to underwrite the sale of, any securities of the Company, including the Notes, or the right to have any securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any securities of the Company.

(f) Neither the Commission nor any other governmental agency, authority or body has issued a stop order suspending the effectiveness of the Registration Statement or any part thereof or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Notes, and no proceeding for any such purpose or pursuant to Section 8A of the Act has been instituted, and no examination pursuant to Section 8(d) or (e) of the Act concerning the Registration Statement has commenced, and, to the Company’s knowledge, no such action has been threatened by the Commission or any other governmental agency, authority or body. Each of the Registration Statement and the Prospectus, as of the date hereof and the Closing Date, complied with or will comply as to form with the applicable requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, at the time filed with the Commission, conformed or will conform to the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations of the Commission thereunder, other than with respect to the Form 8-K filed on July 29, 2016 with respect to timeliness. The Registration Statement and any amendment thereto, as of each effective date and as of the Closing Date, did not contain and will not contain any untrue statement of a material fact and did not omit and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and any amendments and supplements thereto, as of their respective issue dates and as of the Closing Date, did not include and will not include any untrue statement of a material fact and did not omit and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto, as the case may be, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12.

(g) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus included in the General Disclosure Package or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified.

(h) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, any General Use Free Writing Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.

(i) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer”, as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(j) (i) At the time of filing the Registration Statement, (ii) at the earliest time after the filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes and (iii) as of the date hereof (with such date being used as the determination date for purposes of this clause (iii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Notes as contemplated by the Registration Statement.

(k) The historical consolidated financial statements of the Company, together with related notes and schedules thereto, included or incorporated by reference in the

Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder, and present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries at the indicated dates and for the indicated periods. Such historical financial statements and related notes and schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Statutory Prospectus included in the General Disclosure Package or the Prospectus that are not included or incorporated by reference as required. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l) PricewaterhouseCoopers LLP, who has certified certain of the audited financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(m) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before any court or administrative agency or otherwise which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to either (i) have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, cash flows or results of operations of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except, in each case, as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(n) The Company and its subsidiaries have good and marketable title to or valid leasehold interests in all of the properties and assets reflected in the consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those described in the Registration Statement, the General Disclosure Package and the Prospectus or which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(o) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except to the extent such taxes and assessments are being contested in good faith by appropriate proceedings and for which a reserve for accrual has been established in accordance with GAAP and except in each case where the failure to pay or file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition, cash flows or results of operations of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business.

(q) Neither the Company nor any Significant Subsidiary, is or with the giving of notice or lapse of time or both, will be, in violation of its certificate or articles of incorporation, by-laws, or other organizational documents. Neither the Company nor any of its Significant Subsidiaries are, or with the giving of notice or the lapse of time, or both, will be, in violation of or in default under any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it, or any of its properties, is bound, except for any such violation or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The execution and delivery of this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof (including, without limitation, the issuance and sale of the Notes to the Underwriters) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary or any of their respective properties is bound, or of the certificate or articles of incorporation, by-laws or other organizational document of the Company or any Significant Subsidiary or any law, order, rule, regulation, judgment, writ or decree applicable to the Company or any Significant Subsidiary of any court or any other governmental agency, authority or body.

(r) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly authorized by all corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(s) The Company has the corporate power and authority to execute, deliver and perform each of its obligations under the Notes. The Notes, when issued, will be in substantially the form contemplated by the Indenture. The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity regardless of whether considered in a proceeding in equity or law (collectively, the “Enforceability Exceptions”).

(t) The Company has all corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture has been duly authorized by the Company and has been executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee) and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(u) The Notes and the Indenture will conform in all material respects to the descriptions thereof in the Registration Statement, the Statutory Prospectus included in the General Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(v) The statements under the caption “Certain Material United States Federal Income Tax Considerations” in the Registration Statement, the Statutory Prospectus included in the General Disclosure Package and the Prospectus, to the extent that they constitute matters of law, summaries of legal matters, legal proceedings or legal conclusions, are correct in all material respects.

(w) Each approval, consent, order, authorization, designation, declaration or filing by or with any court or other governmental agency, authority or body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Notes for public offering by the Underwriters under the securities or Blue Sky laws of any state or other jurisdiction) has been obtained or made and is in full force and effect.

(x) The Company and its subsidiaries hold all licenses, certificates and permits from governmental authorities which are necessary to the conduct of their consolidated business, except where the failure to possess such licenses, certificates or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its subsidiaries own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their consolidated business except where the failure to own or possess any Intellectual Property would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries have infringed or received notice of conflict with any Intellectual Property of any other person or entity, except as would not reasonably be expected to have, individually or in the aggregate, a

Material Adverse Effect. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or any of its subsidiaries that are required to be described in the Registration Statement, the Statutory Prospectus included in the General Disclosure Package or the Prospectus and are not described in all material respects. Neither the Company nor any of its subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the Statutory Prospectus included in the General Disclosure Package or the Prospectus and are not so described in all material respects. None of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or any of their officers, directors or employees or otherwise in violation of the rights of any persons, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has not received any written communications alleging that the Company or any of its subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity, and the Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company or any of its subsidiaries, except where any such violation, infringement or conflict would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(y) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(z) Neither the Company nor any Significant Subsidiary is or, after giving effect to the offering and sale of the Notes contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(aa) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has been and are no material weaknesses in its internal control over financial reporting and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(bb) The Company has established and maintains an effective system of “disclosure controls and procedures” (as defined in Rules 13a 14(c) and 15d 14(c) under the Exchange Act) that complies with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(cc) The operations of the Company and of its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries, and any international anti-money laundering guidelines, principles or procedures issued by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, and any Executive Order, directive, or regulation pursuant to the authority or to the enforcement of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(dd) Neither the Company nor any of its subsidiaries, any director, officer, or employee of the Company or any of its subsidiaries, nor to the knowledge of the Company or any of its subsidiaries any agent, affiliate, or any other person acting on behalf of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or imposed by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any governmental body to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”), nor is the Company or any of its subsidiaries owned 50% or greater or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including, without limitation, Burma (Myanmar), Crimea, Cuba, Iran, North Korea, Sudan and Syria); nor is designated as a “specially designated national” or a “blocked person” by the U.S. Government. Neither the Company nor its subsidiaries have engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject or target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that will result in a Sanctions violation by any person (including any person participating in the transaction, whether as an initial purchaser, underwriter, advisor, investor or otherwise).

(ee) Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their consolidated business and the value of their respective properties and as is customary for companies engaged in similar businesses.

(ff) No labor dispute with the employees and independent distributors of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except, in the case of independent distributors of the Company or any of its subsidiaries, as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(gg) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any trade or business which together with the Company would be treated as under common control for the purposes of Title IV of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company and any member of its Controlled Group taken as a whole; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company and its subsidiaries taken as a whole; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the Company is in material compliance with the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable (without taking into account any waiver thereof or extension of any amortization period) and such standard is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company and its subsidiaries taken as a whole; (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to a Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA) that could reasonably be expected to result in a material liability to the Company and its subsidiaries taken as a whole; and (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company and its subsidiaries taken as a whole. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company and any member of its Controlled Group taken as a whole in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; or (y) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year.

(hh) Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any court or other governmental agency, authority or body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is not aware of any pending investigation which might lead to such a claim.

(ii) No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other Significant Subsidiary of the Company.

(jj) Neither the Company nor any of its subsidiaries, any director, officer, or employee of the Company or any of its subsidiaries, nor to the knowledge of the Company or any of its subsidiaries any agent, affiliate or any other person acting on behalf of the Company or any of its subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense related to political activity; (ii) has made, taken or will take any action to further or facilitate any offer, payment, gift, promise to pay, or any offer, gift or promise of anything else of value, directly or indirectly, to any person knowing that all or a portion of the payment will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business for the Company or its subsidiaries, or to secure an improper advantage for the Company or its subsidiaries; (iii) has made, offered, taken, or will make, offer or take any act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of, has taken, or will take any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), as applicable, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company, its subsidiaries and, to the knowledge of the Company, their affiliates have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and the Company, its subsidiaries and their affiliates have each instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representations and warranties contained herein. The Company, its subsidiaries and their affiliates will not, directly or indirectly, use the proceeds of the offering and sale of the Notes or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations as referred to in section (iv) above.

2.	Purchase, Sale and Delivery of the Notes.

On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters, acting severally and not jointly, agree to purchase the Notes in the respective principal amounts set forth on Schedule I hereto from the Company at 98.823% of their principal amount. Notes that the Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York at 10:00 A.M., New York time, on September 28, 2016 or at such other place, time or date as the Underwriters, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such Notes available for inspection at least 24 hours prior to the Closing Date.

3.	Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Notes as soon as the Representatives deem it advisable to do so. The Notes are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

4.	Covenants of the Company.

The Company covenants and agrees with the several Underwriters that:

(a) The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) during the Prospective Delivery Period (as defined below), not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Act, the Rules and Regulations, the Exchange Act or the rules and regulations of the Commission thereunder and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and during the Prospectus Delivery Period.

(b) The Company will (i) not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed only to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 163, 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping, and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(d) The Company will advise the Representatives promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall have become effective, or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein shall have been filed, (B) of the receipt of any comments from the Commission relating to the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement thereto (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement related to the Notes or any amendment or supplement to the General Disclosure Package or the Prospectus, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for any such purpose or pursuant to Section 8A of the Act, and (E) the commencement of any examination pursuant to Section 8(d) or (e) of the Act concerning the Registration Statement. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(e) If, at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form and substance reasonably satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Notes shall include such new registration statement or post-effective amendment, as the case may be.

(f) If, immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form and substance reasonably satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form and substance reasonably satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired Registration Statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(g) The Company agrees to pay the required filing fees to the Commission relating to the Notes within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(h) The Company will cooperate with the Representatives in endeavoring to qualify the Notes for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, furnish such information, and take such action as may be reasonably required to so qualify the Notes and maintain such qualifications during the Prospectus Delivery Period; provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.

(i) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a prospectus to investors (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act (the “Prospectus Delivery Period”) as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

(j) The Company will comply with the Act, the Rules and Regulations, the Exchange Act, the rules and regulations of the Commission under the Exchange Act, the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act, so as to permit the completion of the public offer and sale of the Notes as contemplated in this Agreement and the Prospectus. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend the Registration Statement or amend or supplement the Prospectus so that the same does not include any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser) not misleading, or, if it is necessary at any time to amend the Registration Statement or amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission, in form and substance reasonably satisfactory to the Underwriters after furnishing it to the Underwriters, an appropriate amendment to the Registration Statement or amendment or supplement to the Prospectus or (ii) prepare and file with the Commission, in form and substance reasonably satisfactory to the Underwriters after furnishing it to the Underwriters, an appropriate filing under the Exchange Act, which shall be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, that reflects such event or condition and related matters or complies with applicable law, as the case may be.

(k) If the General Disclosure Package is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package so that it does not include any untrue statement of material fact and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement, the Statutory Prospectus included in the General Disclosure Package or the Prospectus then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with applicable law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission, in form and substance reasonably satisfactory to the Underwriters after furnishing it to the Underwriters, an appropriate filing under the Exchange Act which shall be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus that reflects such event or condition and related matters, eliminates such conflict or complies with applicable law, as the case may be.

(l) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 16 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(m) During the period beginning on the date hereof and continuing to and including the Closing Date, without the prior written consent of Deutsche Bank Securities Inc., the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company (or guaranteed by the Company) that are substantially similar to the Notes.

(n) The Company shall apply the net proceeds of its sale of the Notes as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(o) The Company shall not invest, or otherwise use, the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of the Significant Subsidiaries to register as an investment company under the 1940 Act.

(p) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.	Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; any roadshow expenses incurred by the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses and the Prospectus and any supplements or amendments thereto; the filing fees of the Commission; any filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Notes; any fees payable in connection with the rating of the Notes; the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Notes under the securities or Blue Sky laws of any state or other jurisdiction; and the reasonable and documented fees and expenses of the Trustee, including fees and expenses of counsel for the Trustee. The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulations and the securities or Blue Sky laws of any state or other jurisdiction) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for their documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel upon the receipt by the Company of an invoice therefor, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Notes.

6.	Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Notes on the Closing Date are subject to the accuracy, as of the date hereof, as of the Applicable Time and as of the Closing Date, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and each Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus required shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement or any part thereof, and no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus shall have been issued and no proceedings for any such purpose or pursuant to Section 8A of the Act shall have been instituted, and no examination pursuant to Section 8(d) or (e) of the Act concerning the Registration Statement shall have commenced, and, to the knowledge of the Company, no such action shall be contemplated or threatened by the Commission or any other governmental agency, authority or body, and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued and in effect as of the Closing Date which would prevent the issuance of the Notes.

(b) The Representatives shall have received on the Closing Date the opinion of Jones Day, counsel for the Company, dated the Closing Date, addressed to the Underwriters, substantially in the form attached hereto as Exhibit A.

(c) The Representatives shall have received on the Closing Date the opinion of Sidley Austin LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives.

(d) The Representatives shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, in form and substance satisfactory to the Representatives, of PricewaterhouseCoopers LLP confirming that they are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder, and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(e) The Representatives shall have received on the Closing Date a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof and no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for any such purpose or pursuant to Section 8A of the Act have been instituted and no examination pursuant to Section 8(d) or (e) of the Act concerning the Registration Statement has commenced and, to his or her knowledge, no such action is contemplated or threatened by the Commission or any other governmental agency, authority or body;

(ii) The representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date;

(iii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition, cash flows or results of operations of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business or the ability of the Company to consummate the transactions contemplated hereby, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) The Representatives shall have been furnished with such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(g) Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading in or withdrawal of the rating of the Notes or any other debt securities of the Company or any Significant Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act shall have occurred and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities of or guaranteed by the Company or any Significant Subsidiary (other than an announcement with positive implications of a possible upgrading).

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.	Indemnification.

(a) The Company agrees:

(1) to indemnify and hold harmless each Underwriter and its officers, directors and affiliates and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter, officer, director, affiliate or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto or any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto or any Marketing Materials relating to the offering of the Notes, (ii) with respect to the Registration Statement or any amendment thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto or any Marketing Materials relating to the offering of the Notes, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement or any amendment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12; and

(2) to reimburse each Underwriter and its officers, directors and affiliates and each controlling person, if any, with respect to such Underwriter upon demand for any legal or other out-of-pocket expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Notes, whether or not such Underwriter, officer, director, affiliate or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have to the Underwriters.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse any legal or other out-of-pocket expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement or any amendment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have to the Company.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the documented fees and disbursements reasonably incurred by such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the documented fees and expenses reasonably incurred by the counsel retained by the indemnified party only to the extent that (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel satisfactory to the indemnified party within a reasonable period of time after notice of commencement of the action, provided however, that the indemnifying party shall not be responsible for the expenses of more than one separate counsel for all indemnified parties (in addition to one local counsel, if necessary, in the applicable jurisdiction) in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment against the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7 (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the

Notes purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained herein.

8.	Default by Underwriters.

If on the Closing Date any Underwriter shall fail to purchase and pay for the principal amount of the Notes which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such principal amounts as may be agreed upon, and upon the terms set forth herein, the Notes which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the principal amount of the Notes agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate principal amount of Notes with respect to which such default shall occur does not exceed 10% of the aggregate principal amount of the Notes to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in proportion to the respective principal amounts of the Notes which they are obligated to purchase hereunder, to purchase the Notes which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate principal amount of the Notes with respect to which such default shall occur exceeds 10% of the aggregate principal amount of the Notes to be purchased on the Closing Date, the Company or you, as the Representatives of the Underwriters, will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company, except to the extent provided in Sections 5 and 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Company or the Representatives may postpone the Closing Date for such period, not exceeding seven days, in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.	Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Fax: (212) 797-4561, Attention: General Counsel, to Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Fax: 704-410-0326, Attention: Transaction Management, to RBC Capital Markets, LLC, 200 Vesey Street, 3 World Financial Center, 8th Floor, New York, NY 10281, Attention: Debt Capital Markets, (866) 375-6829, to SunTrust Robinson Humphrey, Inc., 3333 Peachtree Street NE, 11th floor, Atlanta, GA 30326, Attention: Investment Grade Debt Capital Markets; and if to the Company, to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Fax (229) 225-5426, Attention Stephen R. Avera, Esq.

10.	Termination.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition, cash flows or results of operations of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) since the Applicable Time, there has been any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis if the effect of such outbreak, escalation, declaration, emergency, calamity or crisis on the financial markets of the United States that would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (iii) any material change in economic or political conditions if the effect of such change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (iv) since the Applicable Time, there has been a suspension of trading in securities generally on the New York Stock Exchange, the NYSE Amex Equities or the Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any of such exchanges, (v) since the Applicable Time, there has been a declaration of a banking moratorium by United States or New York State authorities, (vi) since the Applicable Time, any downgrading in or withdrawal of the rating of the Notes or any other debt securities or preferred stock of or guaranteed by the Company or any Significant Subsidiary by any nationally recognized statistical rating organization shall have occurred and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or any other debt securities of or guaranteed by the Company or any Significant Subsidiary (other than an announcement with positive implications of a possible upgrading), or (vii) since the Applicable Time, there has been a suspension of trading of the Company’s common stock by the New York Stock Exchange or the Commission or any other governmental agency, authority or body. This Agreement may also be terminated as contemplated under Sections 6 and 8 of this Agreement.

11.	Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the affiliates, officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12.	Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement or any amendment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto consists of the information set forth in the fourth, eighth and ninth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.

13.	No Advisory or Fiduciary Responsibility.

The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty, to the Company in connection with such transaction or the process leading thereto.

14.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.	Survival Clause.

The reimbursement, indemnification and contribution agreements and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or any of its officers, directors or controlling persons, or by or on behalf of the Company or its officers, directors or controlling persons and (c) delivery of and payment for the Notes under this Agreement.

16.	Governing Law.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

FLOWERS FOODS, INC.

By	/s/ R. Steve Kinsey

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
WELLS FARGO SECURITIES, LLC
RBC CAPITAL MARKETS, LLC
SUNTRUST ROBINSON HUMPHREY, INC.,

As Representatives of the several
Underwriters listed on Schedule I

By:	Deutsche Bank Securities Inc.

By	/s/ Jared Birnbaum
Authorized Officer

By	/s/ Timothy Azoia
Authorized Officer

By:	Wells Fargo Securities, LLC

By	/s/ Carolyn Hurley
Authorized Officer

By:	RBC Capital Markets, LLC

By	/s/ Scott Primrose
Authorized Officer

By:	SunTrust Robinson Humphrey, Inc.

By	/s/ Rob Nordlinger
Authorized Officer

SCHEDULE I

Schedule of Underwriters

Underwriter	Aggregate Principal Amount of Notes to be Purchased

Deutsche Bank Securities Inc.	$130,800,000

Wells Fargo Securities, LLC	$100,000,000

RBC Capital Markets, LLC	$34,640,000

SunTrust Robinson Humphrey, Inc.	$42,360,000

BB&T Capital Markets	$18,440,000

PNC Capital Markets LLC	$18,440,000

Rabo Securities USA, Inc.	$18,440,000

Regions Securities LLC	$18,440,000

The Williams Capital Group, L.P.	$18,440,000

Total	$400,000,000

SCHEDULE II

Final Term Sheet relating to the Notes filed with the Commission pursuant to Rule 433 under the 1933 Act